Exhibit 99.1

VMware Reports First-Quarter Results

Virtualization Leader Grew First Quarter Revenues 69% to $438 Million

PALO ALTO, Calif., April 22, 2008 — VMware, Inc. (NYSE: VMW) the global leader in virtualization solutions from the desktop to the datacenter, today announced financial results for the first quarter of 2008:

•	Revenues for the first quarter were $438 million, an increase of 69% compared to the first quarter of 2007.

•

GAAP operating income for the first quarter was $48 million, compared to $46 million in the first quarter of 2007. Non-GAAP operating income was $106 million, an increase of 62% over the year-ago quarter.

•

GAAP net income for the quarter was $43 million, or $0.11 per diluted share, compared to $41 million, or $0.12 per diluted share, in the year-ago quarter. Non-GAAP net income for the quarter was $88 million, or $0.22 per diluted share, compared to $0.16 a year ago.

“Q1 was another quarter of increased demand for VMware virtualization products and solutions,” said Diane Greene, president and chief executive officer of VMware. “Our strategy to continually deliver superb quality and market-expanding solutions well ahead of the competition is working and we’re advantaging our lead with our well developed multi-tier partner distribution model. We are seeing customers progress more rapidly through the virtualization adoption path; many are now moving right into a VMware based architecture so that they can pool their resources, deliver capacity on demand, and also get an insurance policy for business continuity and disaster recovery.”

First quarter U.S. revenues grew 65% compared to the year-ago quarter on increased demand from large enterprises standardizing on the VMware platform and an increase in the number of smaller transactions delivered through VMware channel partners. International revenues, which increased 74%, were driven in part by triple-digit business growth across Australia and emerging markets including Brazil, China, India and Russia.

Software license revenue grew 73% compared to the same period last year to $294 million and service revenue, including support, subscription and professional services, increased 62% to $144 million.

VMware plans to host a conference call today to review its first-quarter results and discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The Internet broadcast and related slides will be available live, and a replay will be available following completion of the live broadcast for approximately 30 days.

First Quarter Highlights

During the first quarter VMware announced and shipped new products and technologies in four key areas: (1) desktop virtualization, (2) datacenter virtualization, (3) management & automation for the datacenter and (4) platform security. VMware announced OEM agreements with four major hardware vendors to pre-install the VMware ESXi hypervisor on their servers. The company announced major enhancements to its channel partner programs to help the more than 13,000 indirect channel partners reselling VMware expand their virtualization practices and drive new customer adoption. This quarter also marked the launch of VMworld Europe, the industry’s first European virtualization conference. Held in Cannes, France, VMworld Europe drew more than 4,500 customers and partners.

Specific, notable quarterly highlights include:

•

General availability of VMware Virtual Desktop Manager 2, which allows users to securely connect to their virtual desktops in the datacenter and gives IT administrators an easy and cost-effective way to manage virtual desktops.

•	General availability of VMware Lifecycle Manager, which enables companies to implement a consistent and automated process for requesting, approving, deploying, updating, and retiring virtual machines.

•

The announcement of VMware VMsafe™, a new security initiative endorsed by more than 20 security vendors that protects applications running in virtual machines in ways previously not possible in physical environments.

Visit www.vmware.com/go/q108highlights for a comprehensive list of VMware highlights from the first quarter.

Financial Outlook

The following forward-looking statements are based on current expectations and are subject to uncertainties and risks discussed below and in documents filed by VMware with the United States Securities and Exchange Commission. Actual results may differ materially.

•	VMware continues to expect 2008 revenue growth of approximately 50% compared to 2007.

•	Second quarter 2008 revenues are expected to increase approximately 55% compared to the second quarter of 2007.

About VMware

VMware (NYSE: VMW) is the global leader in virtualization solutions from the desktop to the datacenter. Customers of all sizes rely on VMware to reduce capital and operating expenses, ensure business continuity, strengthen security and go green. With 2007 revenues of $1.3 billion, more than 100,000 customers and nearly 14,000 partners, VMware is one of the fastest growing public software companies. VMware is headquartered in Palo Alto, California and on the web at www.vmware.com.

VMware is a registered trademark of VMware, Inc. in the United States and/or other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective companies.

Use of Non-GAAP Financial Measures

VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, which are used as measures of VMware’s performance, should be considered in addition to, not as a substitute for or in isolation from, measures of VMware’s financial performance prepared in accordance with GAAP. These measures differ from GAAP in that they exclude stock-based compensation, amortization of intangible assets, the write-off of in-process research and development, employer payroll tax on employee stock transactions, and the net effect of the amortization and capitalization of software under Statement of Financial Accounting Standards No. 86 (“FAS86”), VMware’s bases for these adjustments are described below.

VMware’s management uses the non-GAAP financial measures referenced in this release and shown in the accompanying schedules to gain an understanding of VMware’s comparative operating results (when comparing such results with previous periods or forecasts) and its future prospects and excludes the above-listed items (stock-based compensation, amortization of intangible assets, write-off of in-process research and development, employer payroll tax on employee stock transactions, and the net effect of the amortization and capitalization of software under FAS86) from its internal operating plans and measurement of financial performance, including budgeting, calculating bonus payments, and forecasting future periods. These non-GAAP financial measures are used by VMware’s management in their financial and operating decision-making because management believes they reflect VMware’s ongoing business in a manner that allows meaningful period-to-period comparisons. As the non-GAAP financial measures exclude expenses that VMware believes are not reflective of ongoing operating results, management believes the non-GAAP financial measures enable management to better analyze trends in its business. VMware’s management also believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating VMware’s current operating results and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner VMware’s current financial results with VMware’s past financial results.

In addition to the foregoing, management believes that these non-GAAP measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. VMware does not believe these non-cash expenses are reflective of ongoing operating results.

•

The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and the timing and size of exercise by employees of their stock options and of vesting in restricted stock, over which management has limited to no control, and as such does not correlate to VMware’s operation of the business.

•

VMware’s amortization of intangible assets includes the effects of EMC’s acquisition of VMware in January 2004. Also, VMware does not acquire businesses on a predictable cycle. VMware therefore believes that the presentation of non-GAAP measures that adjust for the amortization of intangible assets and the write-off of in-process research and development, provide investors and others with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and others in helping them to better understand VMware’s operating results and underlying operational trends.

•

The amortization and capitalization of software under FAS86 can vary significantly depending upon the timing of products reaching technological feasibility. VMware does not believe that the variance in operating results caused by the net effect of applying FAS86 properly reflect underlying operational trends.

VMware’s non-GAAP financial measures may be defined differently than similar terms used by other companies and, accordingly, may not be comparable to similarly-titled non-GAAP financial measures used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. Specifically, the non-GAAP financial measures that exclude stock-based compensation, intangible amortization, in-process research and development, and the net effect of the amortization and capitalization of software under FAS86, do not include all items of income and expense that affect VMware’s operations. More specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in costs of revenues and operating expenses would be higher. Payment of employer payroll taxes on stock-based compensation is also a cash expense for VMware and impacts the Company’s cash position. In the case of intangible amortization, while not directly affecting VMware’s cash position, it represents the loss of value of intangible assets over time. As a result, non-GAAP net income and non-GAAP net income per share, which exclude this expense, do not reflect the full economic loss in value of those intangible assets. Management compensates for these limitations by reconciling the non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP, which reconciliations are set forth in the accompanying schedules to this release, in the current report on Form 8-K furnished to the SEC on the date hereof and on http://ir.vmware.com.

Forward-Looking Statements

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to our financial outlook for revenue growth during the second quarter of 2008 and throughout 2008, continuing customer adoption and deployment of our products and architecture, levels of demand for our products including market size and leadership, ongoing development and delivery of innovative new products and continuing development of our distribution model. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and beta programs; (v) our customers’ ability to develop, and to transition to, new products, (vi) the uncertainty of customer acceptance of emerging technology; (viii) rapid technological and market changes in virtualization software; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation, and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) our ability to protect our proprietary technology; (xii) our ability to attract and retain highly qualified employees; and (xiii) fluctuating currency exchange rates. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended December 31, 2007, which could cause actual results to vary from expectations. VMware disclaims any obligation to update any such forward-looking statements after the date of this release.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Greg Eden

VMware Public Relations

eden@vmware.com

650-427-1095

Ulysses King

OutCast Communications

ulysses@outcastpr.com

415-345-4731

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,306,011	$1,231,168
Accounts receivable, less allowance for doubtful accounts of $1,439 and $1,603	284,309	283,824
Deferred tax asset	74,036	54,386
Other current assets	40,392	33,956

Total current assets	1,704,748	1,603,334
Property and equipment, net	325,906	276,983
Other assets, net	62,533	71,695
Deferred tax asset	88,907	72,249
Intangible assets, net	37,622	32,073
Goodwill	681,742	639,366

Total assets	$2,901,458	$2,695,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$88,798	$61,503
Accrued expenses	161,950	173,610
Due to EMC, net	20,005	2,759
Income taxes payable to EMC, current portion	34,858	68,823
Deferred revenue, current portion	402,326	363,317

Total current liabilities	707,937	670,012
Note payable to EMC	450,000	450,000
Deferred revenue, net of current portion	238,801	189,479
Deferred tax liability	30,349	27,327
Income taxes payable to EMC, net of current portion	21,575	18,265
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 83,679 and 82,924 shares	837	829
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	1,442,154	1,352,788
Accumulated surplus (deficit)	6,805	(16,000)

Total stockholders’ equity	1,452,796	1,340,617

Total liabilities and stockholders’ equity	$2,901,458	$2,695,700

VMware, Inc.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2008	2007
Revenues:
License	$293,980	$169,557
Services	144,195	89,138

	438,175	258,695
Operating expenses:
Cost of license revenues	22,859	20,556
Cost of services revenues	54,311	23,468
Research and development	119,255	54,958
Sales and marketing	149,257	86,707
General and administrative	44,102	26,624

Operating income	48,391	46,382
Investment income	8,004	1,704
Interest income (expense) with EMC, net	(5,819)	1,273
Other expense, net	454	59

Income before taxes	51,030	49,418
Income tax provision	7,975	8,338

Net income	$43,055	$41,080

Net income per weighted average share, basic for Class A and Class B	$0.11	$0.12
Net income per weighted average share, diluted for Class A and Class B	$0.11	$0.12
Weighted average shares, basic for Class A and Class B	381,026	332,500
Weighted average shares, diluted for Class A and Class B	398,063	332,500

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net income	$43,055	$41,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,434	21,197
Stock-based compensation, excluding amounts capitalized	42,161	11,644
Excess tax benefits from stock-based compensation	(22,692)	—
Other adjustments	1,336	563
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	846	46,361
Other assets	(8,594)	(602)
Due to (from) EMC, net	17,246	(56,178)
Accounts payable	7,472	(1,968)
Accrued expenses	(15,305)	960
Income taxes payable to EMC	(21,596)	14,696
Deferred income taxes, net	(36,344)	(6,591)
Deferred revenue	88,161	33,740

Net cash provided by operating activities	133,180	104,902

Cash flows from investing activities:
Additions to property and equipment, net	(49,022)	(16,584)
Capitalized software development costs	(4,164)	(6,672)
Business acquisitions, net of cash acquired	(33,289)	—
Decrease in restricted cash	896	688

Net cash used in investing activities	(85,579)	(22,568)

Cash flows from financing activities:
Proceeds from exercises of stock options	23,669	—
Excess tax benefits from stock-based compensation	22,692	—
Shares repurchased for tax withholdings on vesting of restricted stock	(19,119)	—

Net cash provided by financing activities	27,242	—

Net increase in cash and cash equivalents	74,843	82,334
Cash and cash equivalents at beginning of the period	1,231,168	176,134

Cash and cash equivalents at end of the period	$1,306,011	$258,468

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended March 31, 2008

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$22,859	(263)	(2)	(2,310)	(14,870)		$5,414
Cost of services revenues	$54,311	(3,261)	(37)				$51,013
Research and development	$119,255	(21,097)	(797)		5,036	(873)	$101,524
Sales and marketing	$149,257	(11,301)	(288)	(894)			$136,774
General and administrative	$44,102	(6,239)	(157)	(647)			$37,059
Operating income	$48,391	42,161	1,281	3,851	9,834	873	$106,391
Income before taxes	$51,030	42,161	1,281	3,851	9,834	873	$109,030
Income tax provision	$7,975	8,500	328	1,411	2,182	175	$20,571
Quarterly tax rate	15.6%						18.9%
Net income	$43,055	33,661	953	2,440	7,652	698	$88,459
Net income per weighted average share, basic for Class A and Class B	$0.11	$0.09	$0.00	$0.01	$0.02	$0.00	$0.23
Net income per weighted average share, diluted for Class A and Class B	$0.11	$0.08	$0.00	$0.01	$0.02	$0.00	$0.22
Weighted average shares, basic for Class A and Class B	381,026	381,026	381,026	381,026	381,026	381,026	381,026
Weighted average shares, diluted for Class A and Class B	398,063	398,063	398,063	398,063	398,063	398,063	398,063

(1)	For the first quarter of 2008, VMware capitalized $5.0 million (including $0.9 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $14.9 million for the first quarter of 2008.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended March 31, 2007

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Intangible Amortization	Capitalized Software Development Costs (1)	Stock-based Compensation Included in Capitalized Software Development Costs	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$20,556	(36)	(5,215)	(7,987)	—	$7,318
Cost of services revenues	$23,468	(494)	—	—	—	$22,974
Research and development	$54,958	(6,392)	—	7,599	(927)	$55,238
Sales and marketing	$86,707	(2,944)	(577)	—	—	$83,186
General and administrative	$26,624	(1,778)	(493)	—	—	$24,353
Operating income	$46,382	11,644	6,285	388	927	$65,626
Income before taxes	$49,418	11,644	6,285	388	927	$68,662
Income tax provision	$8,338	2,675	2,325	144	343	$13,825
Quarterly tax rate	16.9%					20.1%
Net income	$41,080	8,969	3,960	244	584	$54,837
Net income per weighted average share, basic for Class A and Class B	$0.12	$0.03	$0.01	$0.00	$0.00	$0.16
Net income per weighted average share, diluted for Class A and Class B	$0.12	$0.03	$0.01	$0.00	$0.00	$0.16
Weighted average shares, basic for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500
Weighted average shares, diluted for Class A and Class B	332,500	332,500	332,500	332,500	332,500	332,500

(1)	For the first quarter of 2007, VMware capitalized $7.6 million (including $0.9 million of stock-based compensation), of costs incurred for the development of software products. Amortization expense from previously capitalized amounts was $8.0 million for the first quarter of 2007.